UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 1.01Entry into a Material Definitive Agreement

On and effective April 15, 2025, Xcel Brands, Inc. (the “Company”), IMWHP, LLC and IMWHP2 LLC (“IM2”) entered into a Membership Interest Transfer Agreement (the “Transfer Agreement”) pursuant to which Xcel transferred to IM2 equity interests equal to 12.5% of the outstanding equity interests of IM Topco LLC (“IM Topco”), in accordance with the Membership Interest Purchase Agreement dated November 19, 2023, as amended. As a result of the transfer, Xcel’s interest in IM Topco was reduced from a 30% equity interest to a 17.5% equity interest.

On April 21, 2025, the Company entered into the Second Amendment to Loan and Security Agreement, by and among the Company, certain of the Company’s subsidiaries as guarantors, the financial institutions party thereto as lenders, and FEAC Agent, LLC, as administrative agent and collateral agent for the lenders (the “Second Amendment”). The description of the Second Amendment and the agreements entered into in connection with the Second Amendment set forth below under Item 2.03 are incorporated under this Item 1.01

In connection with the Second Amendment, the Company issued warrants to purchase an aggregate of 1,107,455 shares of the common stock (the “UTG Warrants”) to UTG and warrants to purchase 30,000 shares of common stock (the “New Restore Warrant”) to Restore Capital (EQ-W), LLC (“Restore”) and amended warrants to purchase an aggregate of 107,333 shares of common stock held by Restore (the “Restore Warrant Amendment”) and warrants previously issued to affiliates of FEAC (the “FEAC Warrant Amendments”).

The UTG Warrants are exercisable for a period of seven years from the date of issuance at the following exercise prices:

131,100 shares at $6.60 per share
195,271 shares at $7.50 per share
195,271 shares at $10.00 per share
195,271 shares at $12.50 per share
195,271 shares at $15.00 per share
195,271 shares at $17.50 per share

The Restore Warrant is exercisable for a period of seven years from the date of issuance at an exercise price of $6.67 per share.

The Restore Warrant Amendment reduced the exercise price of the previously outstanding warrants to purchase 107,333 shares of common stock from $6.135 per share to $2.2477 per share.

The FEAC Warrant Amendments reduced the number of shares issuable under previously outstanding warrants to purchase an aggregate of 22,998 shares of common stock to 17,250 shares of common stock and reduced the exercise price of such warrants from $6.135 per share to $3.00 per share.

Notwithstanding the foregoing, the UTG Warrants and Restore Warrant certain restrictions prohibiting exercise of the warrants to the extent necessary for the Company to comply with Nasdaq Rules 5635(b) and (d) (the “Nasdaq Rules”) such that such warrants, together with the warrants amended by the Restore Warrant Amendment and the FEAC Warrant Amendments are not exercisable to purchase more than an aggregate of 474,878 shares of common stock (representing 19.9% of the outstanding common stock on April 21, 2025) until such time as the Company obtains stockholder approval to issue such shares in accordance with the Nasdaq Rules.

On April 21, 2025, each of Robert D’Loren, Chairman of the Board and Chief Executive Officer of the Company, Seth Burroughs, Executive Vice President of the Company, and Mark D. Santo, a director of the Company, entered into a Support Agreement whereby each individual agreed to vote in favor of any proposal to approve the issuance of the shares of common stock issuable upon exercise of the UTG Warrants, the Restore Warrant, and the warrants amended by the Restore Warrant Amendment and the FEAC Warrant Amendments in accordance with the Nasdaq Rules.

On April 21, 2025, Xcel and UTG entered into a Board Nomination Agreement pursuant to which Xcel granted UTG the right to nominate one individual to serve as a member of the Company’s board of directors, provided the individual is reasonably satisfactory to the Company’s board of directors (and/or board committee with authority over nominations of individuals to serve as directors of the Company) during the Nomination Period. The term “Nomination Period” means the period commencing on the date of the Board Nomination Agreement and ending on the earlier of (i) the date all of the Loans under the Loan Agreement have been repaid and (ii) the date UTG no longer holds a participation of at least $1,000,000 principal amount in the Term Loan B; provided however, that if prior to the earlier of such dates, UTG and/or its affiliates exercise UTG Warrants to purchase at least 300,000 shares of common stock, the Nomination Period shall continue for so long as UTG and/or its affiliate continue to hold 300,000 shares of common stock issued upon exercise of UTG Warrants.

Item 2.03    Creation of a Direct Financial Obligation Under or an Off-balance Sheet Arrangement of a Registrant

On April 21, 2025 (the “Second Amendment Effective Date”), the Company and certain of its subsidiaries entered into the Second Amendment with each lender party thereto and FEAC Agent, LLC, as administrative agent and collateral agent for the lenders (the “Agent”), pursuant to which the original Loan and Security Agreement (the “Original Loan Agreement”), dated as of December 12, 2024 (the “Original Closing Date”), by and among the Company, certain of its subsidiaries, the Agent, FEF Distributors, LLC, as lead arranger and Restore Capital (XELB), LLC as agent for certain lenders, was amended to provide, among other things, for $1.5 million repayment of the $3.95 million Term Loan A made on the Original Closing Date and an additional Term Loan B in the amount of 5.12 million on the Second Amendment Effective Date. The loans outstanding after giving effect to the Second Amendment and the application of the proceeds of the additional Term Loan B are as follows: (1) Term Loan A in the amount of $2.45 million, (2) Term Loan B in the amount of $9.12 million and (3) Delayed Draw Term Loan in the amount of $2.05 million (collectively, the “Term Loans”).

The proceeds from the additional Term Loan B were used to repay a portion of Term Loan A, as well as to pay fees, costs, and expenses incurred in connection with entering into the Second Amendment, and the balance will be used for working capital purposes.

Within 30 days after the Second Amendment Effective Date, the outstanding principal amount of the Term Loan A shall be repaid, on a pro rata basis in an aggregate amount equal to $500,000. Principal on the Term Loan A is payable on a pro rata basis in quarterly installments of $250,000 on each of March 31, June 30, September 30, and December 31 of each year, commencing on March 31, 2026, with the unpaid balance due on the maturity date of December 12, 2028. Principal on the Term Loan B is payable on the maturity date of December 12, 2028.

From and after the Second Amendment Effective Date, interest on each Term Loan A accrues at an annual rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York for an interest period equal to three months, subject to a 2.0% floor, plus 8.5%. From and after the Second Amendment Effective Date, interest on each Term Loan B accrues at an annual rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York for an interest period equal to three months, subject to a 2.0% floor, plus 6.5%. From and after the Second Amendment Effective Date through March 31, 2027, interest on the Term Loan B will be paid in-kind by being capitalized and added to the principal amount of the Term Loan B at the end of each calendar month.

The Term Loans are guaranteed by certain direct and indirect subsidiaries of the Company, and are secured by all of the assets of the Company and such subsidiaries. The Second Amendment contains various customary financial covenants and reporting requirements, as specified and defined therein, including that (i) Company is required to maintain a class or series of capital stock that is traded on the New York Stock Exchange or the NASDAQ; and (iii) Company is required to file a Form S-1 Registration Statement with the SEC.

In connection with the Second Amendment, UTG Capital, Inc., a Delaware corporation (“UTG”), purchased a 100% undivided, participation interest in Term Loan B for a purchase price of $9.12 million and received warrants entitling it to purchase 1,107,457 warrants shares of the Company, as described under Item 1.01 above.

In connection with the Original Loan Agreement, Clear Markets Capital, LLC (“IPX”), a company controlled by Robert W. D’Loren, Chairman and Chief Executive Officer of the Company, purchased a $500,000 undivided, last-out, subordinated participation interest in Term Loan B made on the Original Closing Date. In connection with the Second Amendment, IPX’s participation in Term Loan B was repaid and IPX purchased a $500,000 undivided, last-out, subordinated participation interest in Term Loan A.

Item 3.02 Sale of Unregistered Equity Securities

The issuance of the UTG Warrants and the Restore Warrant, the Restore Warrant Amendment, the FEAC Warrant Amendments and the terms of such warrants and agreements set forth under Item 1.01 are incorporated into this Item 3.02.

The warrant issuance referenced above was not registered under the Securities Act was not a “public offering” as defined in Section 4(a)(2) of the Securities Act due to the insubstantial number of persons involved, size of the offerings, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Seller and its designee each represented that it had the necessary investment intent as required by Section 4(a)(2) and each of them agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of UTG Warrant

4.2	Form of Restore Warrant

4.3	Form of Restore Warrant Amendment

4.4	Form of FEAC Warrant Amendment

10.1

Second Amendment to Loan and Security Agreement, dated as of April 21, 2025, by and among Xcel Brands, Inc., each subsidiary party thereto as guarantors, the financial institutions party thereto as lenders and FEAC Agent, LLC as administrative agent and collateral agent

10.2	Board Nominee Agreement by and between the Company and UTG dated April 21, 2025

10.3	Support Agreement dated April 21, 2025

10.4	Market Interest Transfer Agreement effective as of April 15, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: April 24, 2025